Exhibit 15.3

Our ref	MPT/658613-000001/14605026v1
Direct tel	+852 3690 7527
E-mail	marc.tan@maplesandcalder.com

Noah Holdings Limited

No. 1687 Changyang Road

Changyang Valley, Building 2

Shanghai 200090

People's Republic of China

25 April 2019

Dear Sirs and Madams

Noah Holdings Limited

We have acted as legal advisers as to the laws of the Cayman Islands to Noah Holdings Limited, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2018 (“Form 20-F”).

We hereby consent to the reference of our name under the heading “Item 3.D Risk Factors” in the Form 20-F, and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statements on Form S-8 (File No. 333-171541) that was filed on 5 January 2011 and Form S-8 (File No. 333-222342) that was filed on 29 December 2017.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

53rd Floor The Center 99 Queen’s Road Central Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 maples.com

Resident Hong Kong Partners: Mark Western (British Virgin Islands), Anthony B. Webster (Cayman Islands), Michelle Lloyd (Ireland), Greg Knowles (British Virgin Islands)

John Trehey (New Zealand), Ann Ng (Victoria (Australia)), Stacey Overholt (British  Virgin Islands), Nick Harrold (England and Wales), Terence Ho (New South Wales (Australia))

Justin Pennay (Cayman Islands), L.K. Kan (England and Wales), W.C. Pao (England and Wales), Richard Spooner (England and Wales), Sharon Yap (New Zealand)

Aisling Dwyer (British Virgin Islands), Matthew Roberts (Western Australia (Australia)),  Everton Robertson (England and Wales)

Non-Resident Partners: Allsdair Robertson (Cayman Islands), John Fowler (Cayman Islands), Kieran Walsh (Cayman Islands)

Cayman Islands Attorneys at Law | British Virgin Islands Solicitors | Irish Solicitors